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                                ZERO CORPORATION

                             1994 STOCK OPTION PLAN


SECTION 1. PURPOSE OF PLAN

     The purpose of this 1994 Stock Option Plan (this "Plan") of ZERO Corporation, a Delaware corporation (the "Company"), is to enable the Company and its divisions and subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of such directors in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its divisions or subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an Employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

SECTION 3. AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into arrangements with eligible Employees providing for options to purchase, or stock appreciation rights ("Stock Appreciation Rights") relating to, shares of common stock, par value $.01 per share, of the Company ("Common Shares"). The entering into of any such arrangement is referred to herein as the "grant" of an "Award." Awards shall contain such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall deem appropriate.

     (b) Each Stock Appreciation Right shall relate to a specific stock option granted under this Plan, and shall provide for the conditional right to surrender all or part of an unexercised related option and to receive payment of an amount equal to the excess of the fair market value of the underlying shares on the date of surrender over the option exercise price. Such payment may be made, in the sole discretion of the Committee, in shares of stock valued at their fair market value on the date of surrender of the option or in cash, or partly in shares and partly in cash. The exercise of a Stock Appreciation Right and the manner of payment shall be in the sole discretion of the Committee and any Stock Appreciation Right shall be subject to the condition that the

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Committee may at any time in its absolute discretion not allow the exercise of a
Stock Appreciation Right and instead require that the optionee exercise any option granted under this Plan as if there were no Stock Appreciation Rights with respect to such option. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A Stock Appreciation Right granted hereunder shall be exercisable at such time or times and only to the extent that the related stock option is exercisable, will not be transferable except to the extent that such related stock option is transferable and shall expire no later than the expiration of the related stock option.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

               (A) the delivery of previously owned shares of capital stock of the Company (including the delivery of a small number of the shares subject to the Award to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a larger number of additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property, or

               (B) a reduction in the amount of Common Shares otherwise issuable pursuant to such Award;

          (ii) subject to Section 3(e), a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company an acquisition

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     of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in
     Section 8 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

     (e) Each Award that is subject to vesting shall provide that if the recipient thereof shall cease to be an Employee within one year after a Change of Control as a result of such recipient terminating or being terminated other than for Cause, such recipient's Award shall become fully vested as of the date on which such recipient ceases to be an Employee. A "Change of Control" shall mean the first to occur of the following:

          (i) the date upon which the directors of the Company who were nominated by the Board of Directors of the Company (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

          (ii) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation contemplated by Section 4(h)(ii) or the sole purpose of which is to change the Company's domicile solely within the United States) (1) as a result of which the outstanding securities of the class then subject to such Award are exchanged for or converted into cash, property and/or securities not issued by the Company and (2) the terms of which provide that such Award shall continue in effect thereafter; or

          (iii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 25% of the voting power of the Company (a "25% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (iii), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board.

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"Cause" shall mean the Award recipient's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Certificate of Incorporation or Bylaws of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

     (f) Notwithstanding any other provision of this Plan, no Employee shall be granted options during any one calendar year for in excess of 50,000 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof.

SECTION 4. NONEMPLOYEE DIRECTOR OPTIONS

     (a) Each year, on the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 2,000 Common Shares. In addition, each person who becomes a Nonemployee Director after a Date of Grant shall automatically be granted, upon the date he or she becomes a Nonemployee Director (the "New Director Date"), a Nonemployee Director Option to purchase a number of Common Shares, rounded to the nearest whole share, equal to
(i) 2,000 minus (ii) 2,000 multiplied by the quotient of (x) the number of days from (1) the Date of Grant immediately preceding the New Director Date to (2) the New Director Date divided by (y) 365 days. Each person who becomes a Nonemployee Director after the Effective Date (as defined in Section 10 below) of this Plan but prior to the first Date of Grant shall automatically be granted, upon the date he or she becomes a Nonemployee Director, a Nonemployee Director Option to purchase 500 Common Shares.

     (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for option under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

     (c) Subject to Section 4(h) and Section 4(i) hereof, each Nonemployee Director Option granted under this Plan shall not be exercisable until the first anniversary of the Date of Grant of such Nonemployee Director Option and thereafter shall become exercisable to purchase:

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          (i) 33 1/3% of the Common Shares subject thereto (rounded to the nearest whole share) as of the first anniversary of the Date of Grant of such Nonemployee Director Option;

          (ii) 66 2/3% of such Common Shares (rounded to the nearest whole share) as of the second anniversary of such Date of Grant, and

          (iii) 100% of such Common Shares as of the third anniversary of such Grant Date;

provided, however, that (1) if the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability prior to the second anniversary of such Date of Grant, such Nonemployee Director Option shall become exercisable to purchase 100% of such Common Shares (rounded to the nearest whole share) as of the date that such optionee ceases to be a Nonemployee Director and such Nonemployee Director Option shall terminate with respect to the balance of such Common Shares, or (2) if the optionee ceases to be a Nonemployee Director as a result of not standing for re-election because of the policies of the Board relating to age, such Nonemployee Director Option shall become exercisable to purchase 100% of such Common Shares as of the date on which such optionee ceases to be a Nonemployee Director.

     (d) Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

          (i) The first anniversary of the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability;

          (ii) The 90th day after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than death or permanent disability; or,

          (iii) The eighth anniversary of the Date of Grant of such Nonemployee Director Option.

     (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares but in no event less than the aggregate par value of such Common Shares on such date.

     (f) Payment of the exercise price of any Nonemployee Director Option granted under this Plan and the optionee's tax withholding obligation, if any, with respect to such Nonemployee Stock Option shall be made in full in cash concurrently with the exercise of such Nonemployee Director Option; provided, however, that the payment of such exercise price and/or tax withholding may instead be made, in whole or in part, by any one or more of the following:

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          (i) the delivery Of previously owned shares of capital stock of the
     Company (including the delivery of a small number of the shares subject to the Nonemployee Director Option to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a larger number of additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property;

          (ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Nonemployee Director Option; or

          (iii) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Nonemployee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of the Common Shares issuable upon exercise of such Nonemployee Director Option.

     (g) The "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

     (h) All outstanding Nonemployee Director Options theretofore granted under this Plan and not otherwise terminated or expired shall become fully exercisable immediately prior to, and shall terminate upon the first to occur of the following:

          (i) the dissolution or liquidation of the Company;

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          (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that such Nonemployee Director Options shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which the Nonemployee Directors would have been entitled had they exercised such Nonemployee Director Options immediately prior to such reorganization, merger or consolidation; or

          (iii) the sale of substantially all of the property and assets of the Company.

     (i) If the optionee shall cease to be a Nonemployee Director within one year after a Change of Control as a result of such optionee not being nominated for re-election or such optionee being removed from the Board other than for Cause, such optionee's Nonemployee Director Option shall become exercisable to purchase 100% of the Common Shares subject thereto as of the date on which such optionee ceases to be a Nonemployee Director.

     (j) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     (k) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

SECTION 5. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 750,000, subject to adjustment as provided in Section 8 hereof.

     (b) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) and Nonemployee Director Options granted under this Plan shall not exceed 750,000, subject to adjustment as provided in Section 8 hereof.

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     (c) For purposes of Section 5(b) hereof, the aggregate number of Common
Shares issued and issuable pursuant to all Awards and Nonemployee Director Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards and Nonemployee Director Options granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards and Nonemployee Director Options granted under this Plan prior to such time.

SECTION 6. DURATION OF PLAN

     Neither Awards nor Nonemployee Director Options shall be granted under this Plan after April 22, 2004. Although Common Shares may be issued after April 22, 2004 pursuant to Awards and Nonemployee Director Options granted prior to such date, no Common Shares shall be issued under this Plan after April 22, 2014.

SECTION 7. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is (i) a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and (ii) an "outside" director for purposes of the proposed regulations under Section 162(m) of the Internal Revenue Code (and any final regulations that may be adopted under Section 162(m)) as the same may be amended from time to time.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

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          (ii) determine which persons are Employees and to which of such
     Employees, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

          (v) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of all Awards and Nonemployee Director Options granted hereunder.

SECTION 8. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards and Nonemployee Director Options theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards and Nonemployee Director Options thereafter granted under this Plan, and (c) the maximum number of Common Shares for which options may be granted during any one calendar year.

SECTION 9. AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) no such amendment or termination shall deprive the recipient of any Award or Nonemployee Director Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

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     (b) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 10.    EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of April 22, 1994 (the "Effective Date"), the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

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